EXHIBIT 10.2

SCHEDULE TO EXHIBIT 10.1

This Schedule listing the executive officers who have executed the Change in Control Agreement dated July 21, 2005, together with a summary of material differences from the Form of Change in Control Agreement filed as Exhibit 10.1 is included pursuant to Item 2 of Instructions to Item 601 of Regulation S-K for the purpose of setting forth the material details in which the specific agreements differ from the Form of Change in Control Agreement filed as Exhibit 10.1.

Executive Officer	Schedule I (Total Payment)
Steven D. Cosler	$10,333,522
Guy F. Bryant	$5,143,516
Tracy R. Nolan	$3,272,399
Kim K. Rondeau	$3,604,735
Rebecca M. Shanahan	$2,844,192
Stephen M. Saft	$2,275,090